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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported)    April 29, 2003
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                         CENTURY BUSINESS SERVICES, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                    22-2769024
                --------                                    ----------
   (State of other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)


                                     0-25890
                                     -------
                            (Commission File Number)



                   6480 Rockside Woods Blvd., South, Suite 330
                              Cleveland, Ohio 44131
                    (Address of principal executive offices)
                                   (Zip Code)
       Registrant's telephone number, including area code (216) 447-9000.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Item 7(c). Exhibits

   Exhibit 99.1 Press Release of Century Business Services, Inc. dated April 29, 2003, announcing its financial results for the first quarter ended March 31, 2003.

ITEM 9.  REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition."

On April 29, 2003, Century Business Services, Inc. announced its earnings for the first quarter ended March 31, 2003. A copy of the press release is filed herewith as Exhibit 99.1.

In addition, on April 29, 2003, Century conducted its quarterly earnings conference call for the period ended March 31, 2003. On this conference call, it was disclosed that Century's operating cash and net receivable balances at March 31, 2003 were approximately $3.3 million and $128.0 million, respectively. In addition, Century's days sales outstanding at March 31, 2003 were 84 days as compared to 88 days a year ago.

The information contained in this Current Report, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure" pursuant to interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. As such, the information hereunder shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CENTURY BUSINESS SERVICES, INC.



Date: April 30, 2003                    /s/ Ware H. Grove
                                        ---------------------------------
                                        Ware H. Grove
                                        Chief Financial Officer